UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 29, 2004

ZENITH NATIONAL INSURANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9627	95-2702776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Califa Street, Woodland Hills, CA		91367-5021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (818) 713-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Definitive Material Agreement.

On October 29, 2004, Zenith National Insurance Corp., the Registrant, entered into a third amendment to an amended and restated credit agreement between Registrant and Bank of America, N.A.  Under the amended and restated credit agreement, the Registrant may borrow up to $30 million on a revolving basis.  The third amendment extends both (1) the period of time that Bank of America, N.A. agrees to make loans to the Registrant, so that such period expires on October 31, 2007 rather than September 30, 2005 and (2) the date for full repayment of any then outstanding loans from September 30, 2005 to October 31, 2007.  A copy of the third amendment is attached hereto as Exhibit 10.1 and it is incorporated herein by reference.

There are no loans currently outstanding under the amended and restated credit agreement.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information under Item 1.01 of this Current Report which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)   Not applicable

(b)   Not applicable

(c)   Exhibits

The following exhibit is filed as part of this report:

Number	Exhibit
10.1	Third Amendment to Amended and Restated Credit Agreement, dated as of October 29, 2004, between Zenith National Insurance Corp. and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITH NATIONAL INSURANCE CORP.

Dated:	October 29, 2004	By:	/s/ William J. Owen
			Name:	William J. Owen
			Title:	Senior Vice President
and Chief Financial Officer

Index to Exhibits

Number	Exhibit
10.1	Third Amendment to Amended and Restated Credit Agreement, dated as of October 29, 2004, between Zenith National Insurance Corp. and Bank of America, N.A.